UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Date of Report: December 20, 1996
                        (Date of earliest event reported)

                       UNIVERSAL AMERICAN FINANCIAL CORP.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

    New York                         0-11321                      11-2580136
---------------                     ----------                  --------------
(State or other                    (Commission                  (IRS Employer
jurisdiction of                    File Number)                 Identification
incorporation)                                                      Number)

       Mt. Ebo Corporate Park, Route 22, Brewster, New York         10509
       ----------------------------------------------------         -----
             (Address of principal executive offices)             (Zip Code)

         Registrant's telephone number
         including area code                              (914) 278-4094
                                                          --------------

                             UNIVERSAL HOLDING CORP
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER ITEMS

On November 27, 1996, American Pioneer Life Insurance Company ("American Pioneer"), a wholly-owned subsidiary of the Company, entered into an assumption reinsurance agreement (the "Agreement") with First National Life Insurance Company ("First National"), an Alabama carrier, whereby American Pioneer will assume approximately $50 million of premium from First National. The business assumed consists of over 40,000 Medicare Supplement policies totaling approximately $48 million of premium and 500 Home Health Care policies totaling approximately $1.2 million, with the balance consisting of a small amount of life insurance and other miscellaneous accident and health policies.

As part of the transaction, American Pioneer has reinsured 90% of the assumed Medicare Supplement policies with an unaffiliated, A+ rated reinsurer while American Pioneer will retain 10% of the risk and perform all the administration on these policies. The allowances American Pioneer receives from the reinsurer for the administration of its 90% are on favorable terms to the Company.

The Agreement was subject to the approvals of the Circuit Court of Montgomery County, Alabama, the Alabama Insurance Department and the Florida Insurance Department. These approvals were received between November 7, 1996 and November 22, 1996. The Agreement became effective on November 27, 1996, with an effective date of October 1, 1996.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           Universal American Financial Corp.

                                           By: /s/  ROBERT A. WAEGELEIN
                                               --=------------------------------
                                                    Robert A. Waegelein
                                                    Senior Vice President
                                                    Chief Financial Officer

Dated: December 20, 1996